UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 31, 2018, Spire Inc. and Spire Missouri Inc. issued the following joint statement.
Spire Expresses Concern that Customers Will Be Impacted by Missouri’s Continued Anti-Growth Regulatory Environment
Spire, the nation’s fifth-largest publicly traded gas utility, today expressed disappointment at the continued anti-growth regulatory environment existing in Missouri. While Spire’s rate case in front of the Missouri Public Service Commission isn’t finalized yet, today’s Commission meeting has led the company to express concern that recent pro-customer initiatives undertaken by Spire are unlikely to be recognized in the case:
“Spire has long been aware that Missouri has an unfavorable, anti-growth regulatory environment. A recent ranking of state regulatory environments places Missouri in the bottom five states in the entire country. In the current case before the Missouri Public Service Commission, Spire has made a number of proposals that would improve Missouri’s ranking and bring significant benefits to our customers.
“In the rate case Spire has also detailed the extraordinary work that has gone into remaking the company with the aim of providing better, more cost-effective service to our customers. As a result of this growth and more efficient operations, Spire’s natural gas bills in Missouri are actually lower today than they were a decade ago. Spire has not increased its base rates for Missouri customers in eight years for anything other than safety-related and mandated public improvements.
“Unfortunately, through deliberations in this case, the Commission has signaled that it will reject many of the company’s proposals and adopt positions that run contrary to business practices or serve to weaken customer protections. Specifically, the Commission has disallowed certain utility assets and selectively utilized factors beyond the regulated utility in their decision making. Spire believes these decisions will increase costs to the company and will result in higher rates for customers in the future. Spire is concerned that these decisions are shortsighted and not in the long-term best interest of our customers and communities.
“Spire will continue to pursue all means at its disposal to ensure the final resolution in this case balances interests and that Spire remains positioned to bring savings and quality service to customers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Spire Inc.

Date: January 31, 2018	By:	/s/ Steven P. Rasche
Steven P. Rasche, Executive Vice President and Chief Financial Officer

Spire Missouri Inc.

Date: January 31, 2018	By:	/s/ Steven P. Rasche
Steven P. Rasche, Chief Financial Officer